Exhibit 99.1

McKESSON REPORTS FISCAL 2018 FOURTH-QUARTER

AND FULL-YEAR RESULTS

•	Revenues of $51.6 billion for the fourth quarter and $208.4 billion for the full year.

•	Fourth-quarter GAAP loss per diluted share from continuing operations of $(5.58) and full-year GAAP earnings per diluted share from continuing operations of $0.30.

•	Fourth-quarter Adjusted Earnings per diluted share of $3.49 and full-year Adjusted Earnings per diluted share of $12.62.

•	Fiscal 2018 cash flow from operations of $4.3 billion.

•	The Board of Directors authorized an additional $4.0 billion share repurchase program.

•	Fiscal 2019 Outlook: Adjusted Earnings of $13.00 to $13.80 per diluted share.

SAN FRANCISCO, May 24, 2018 – McKesson Corporation (NYSE:MCK) today reported that revenues for the fourth quarter ended March 31, 2018, were $51.6 billion, up 6% compared to $48.7 billion a year ago. On a constant currency basis, revenues increased 4% over the prior year. For the fiscal year, McKesson had revenues of $208.4 billion, up 5% compared to $198.5 billion a year ago. On a constant currency basis, revenues increased 4% over the prior year.

On the basis of U.S. generally accepted accounting principles (“GAAP”), fourth-quarter loss per diluted share from continuing operations was $(5.58), compared to earnings per diluted share of $16.79 a year ago. Full-year GAAP earnings per diluted share from continuing operations was $0.30, compared to $23.28 a year ago. Fourth-quarter GAAP loss per diluted share and full-year GAAP earnings per share included after-tax net charges totaling $1.9 billion and $2.6 billion, respectively, or $9.07 and $12.32 per diluted share, respectively, driven primarily by non-cash goodwill and long-lived asset impairment charges in the company’s European and Canadian retail businesses, partially offset by benefits related to the Tax Cuts and Jobs Act of 2017.

Prior year fourth-quarter and full-year GAAP earnings per diluted share included an after-tax net gain of $3.0 billion, or $14.10 per diluted share and $13.53 per diluted share, respectively, related to the creation of the Change Healthcare joint venture.

Fourth-quarter Adjusted Earnings per diluted share was $3.49, up 2% compared to $3.41 a year ago. Full-year Adjusted Earnings per diluted share was $12.62, up 1% compared to $12.54 for the prior year, which includes the $0.31 per diluted share contribution to create a non-profit foundation.

For the full year, McKesson generated cash from operations of $4.3 billion and ended the year with cash and cash equivalents of $2.7 billion. During the year, McKesson repaid approximately $765 million in net long-term debt, paid $2.9 billion for acquisitions, repurchased approximately $1.7 billion of its common stock, invested $580 million internally and paid $262 million in dividends.

“While we realized significant charges in the fourth quarter reflecting challenging market conditions in Europe and Canada, I’m pleased with the Fiscal 2018 performance across our other businesses. And the strength of our balance sheet and cash flow enabled us to make internal investments and acquisitions that will drive growth,” said John H. Hammergren, chairman and chief executive officer. “This strong financial position, combined with actions we are taking in relation to our recently announced multi-year strategic growth initiative, ensures McKesson’s ongoing focus on delivering shareholder value.

“We also returned capital to shareholders through share repurchases and a quarterly dividend. And yesterday, our Board of Directors approved an additional share repurchase authorization of $4 billion, as we believe that the company’s shares are an attractive investment opportunity and repurchasing stock is an important part of our diversified capital allocation strategy,” continued Hammergren.

Segment Results

Distribution Solutions revenues were $51.6 billion for the quarter, up 7% on a reported basis and 5% on a constant currency basis. For the full year, Distribution Solutions revenues were $208.1 billion, up 6% on a reported basis and 5% on a constant currency basis, compared to the prior year.

North America pharmaceutical distribution and services revenues of $42.7 billion for the quarter were up 5% on both a reported basis and constant currency basis. For the full year, North America pharmaceutical distribution and services revenues were $174.2 billion, up 6% on both a reported and constant currency basis, compared to the prior year. Revenue growth for the quarter and the full year was driven primarily by market growth and acquisitions, partially offset by branded to generic conversions.

International pharmaceutical distribution and services revenues were $7.2 billion for the quarter, up 19% on a reported basis and 4% on a constant currency basis, driven by acquisitions and market growth, which were the same factors that drove full year revenues of $27.3 billion, up 10% on a reported basis and up 5% on a constant currency basis, compared to the prior year.

Medical-Surgical distribution and services revenues were $1.7 billion for the quarter, up 9%, driven primarily by market growth, including the impact of a stronger flu season. For the full year, Medical-Surgical distribution and services revenues were $6.6 billion, up 6% compared to the prior year.

Fourth-quarter Distribution Solutions GAAP operating loss was $(689) million and GAAP operating margin was (1.33)%. On a constant currency basis, fourth-quarter adjusted operating profit was $1.1 billion, up 8% from the prior year on a reported basis and 7% on a constant currency basis. Adjusted operating margin for the Distribution Solutions segment was 2.26% on a constant currency basis. Adjusted operating margin excluding noncontrolling interests for the Distribution Solutions segment was 2.17% on a constant currency basis.

For the full year, Distribution Solutions GAAP operating profit was $1.2 billion and GAAP operating margin was 0.59%. On a constant currency basis, full-year adjusted operating profit was $4.1 billion, up 8% from the prior year on a reported basis and 7% on a constant currency basis. Adjusted operating margin for the Distribution Solutions segment was 1.96% on a constant currency basis. Adjusted operating margin excluding noncontrolling interests for the Distribution Solutions segment was 1.87% on a constant currency basis.

Fourth-quarter Technology Solutions GAAP operating profit was $23 million. Fourth-quarter adjusted operating profit was $72 million, driven by the company’s proportionate share of the income from McKesson’s equity investment in Change Healthcare.

Full-year Technology Solutions GAAP operating loss was $(23) million. Full-year adjusted operating profit was $304 million, primarily driven by the company’s proportionate share of the income from McKesson’s equity investment in Change Healthcare.

Fiscal Year 2018 Reconciliation of GAAP Results to Adjusted Earnings

Adjusted Earnings per diluted share of $12.62 for the fiscal year ending March 31, 2018, excludes the following GAAP items:

•	Amortization of acquisition-related intangibles of $2.60 per diluted share;

•	Acquisition-related expenses and adjustments of $1.20 per diluted share;

•	Last-In-First-Out (“LIFO”) inventory-related credits of 31 cents per diluted share;

•	Restructuring charges of $2.82 per diluted share, including non-cash long-lived asset impairment charges; and

•	Other adjustment net charges of $6.01 per diluted share, primarily including non-cash goodwill asset impairment charges, partially offset by benefits related to the Tax Cuts and Jobs Act of 2017.

Revised Segment Financial Reporting Effective Fiscal Year 2019

Following the retirement of the president of Distribution Solutions in January 2018 and an evaluation of the company’s management and operating structure, McKesson has revised its reportable segments commencing in the first quarter of Fiscal 2019. McKesson’s new reportable segments are:

•	U.S. Pharmaceutical and Specialty Solutions, which includes the U.S. Pharmaceutical and McKesson Specialty Health businesses;

•	European Pharmaceutical Solutions; and

•	Medical-Surgical Solutions.

All remaining operating segments and business activities that are not significant enough to require reportable segment disclosure will be included in Other. Other primarily includes McKesson Canada, McKesson Prescription Technology Solutions (MRxTS) and the company’s equity method investment in Change Healthcare.

Please refer to a second 8-K filed today with the Securities and Exchange Commission for historical supplemental information for the fiscal years ending March 31, 2018; March 31, 2017; and March 31, 2016 reflecting historical results by revised reportable segment.

Fiscal Year 2019 Outlook

McKesson expects Adjusted Earnings per diluted share of $13.00 to $13.80 for the fiscal year ending March 31, 2019.

“Our Fiscal 2019 outlook represents mid- to high-single digit percentage growth year over year, reflecting a more stable market environment and effective capital allocation, while including the previously outlined headwinds in our European and Rexall businesses,” Hammergren concluded.

McKesson has ceased providing forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, as items are inherently uncertain and depend on various factors, many of which are beyond the company’s control.

Key Assumptions for Fiscal 2019

The Fiscal 2019 outlook is based on the following key assumptions and is also subject to the Risk Factors outlined below:

•	McKesson to deliver mid-single digit percent revenue growth and down slightly to up mid-single digit percent adjusted income from operations growth in Fiscal 2019.

•	U.S. Pharmaceutical and Specialty Solutions to deliver low- to mid-single digit percent revenue growth and flat to down mid-single digit percent adjusted operating profit growth in Fiscal 2019.

•	European Pharmaceutical Solutions to deliver flat to mid-single digit percent revenue and adjusted operating profit growth in Fiscal 2019.

•	Medical-Surgical Solutions is expected to deliver low-double digit percent revenue growth and mid- to high-single digit percent adjusted operating profit growth in Fiscal 2019.

•	Other is expected to deliver low-single digit percent revenue growth and adjusted operating profit to be flat in Fiscal 2019, which includes a gross headwind of between $100 million and $120 million related to the generic pricing initiative the Canadian provincial governments enacted April 1, 2018, as well as the impact of an increase in minimum wage in multiple provinces.

•	Adjusted equity earnings from the company’s investment in Change Healthcare are expected to grow in the low- to mid-single digit percent in Fiscal 2019.

•	Expect low-double digit percent decline in corporate expenses compared to Fiscal 2018.

•	Interest expense is expected to decline year over year.
•	The guidance range assumes a full-year adjusted tax rate of approximately 21% to 23%, which may vary from quarter to quarter.

•	Income attributable to noncontrolling interests is expected to decline year over year.

•	The company’s ownership position in McKesson Europe is assumed to be approximately 77% for Fiscal 2019.

•	Foreign currency exchange rate movements are assumed to have a net favorable impact of up to 10 cents per diluted share year over year.

•	Commencing in Fiscal 2019, the company will provide free cash flow guidance. Free cash flow is expected to be approximately $3.0 billion, which is net of expected property acquisitions and capitalized software expenditures of between $600 million and $800 million.

•	Weighted average diluted shares used in the calculation of earnings per share are expected to be approximately 200 million for the year.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, and other adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

The company will not provide forward-looking guidance on a GAAP basis prospectively as McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Non-GAAP Measures

McKesson also provides adjusted operating profit margin excluding noncontrolling interests. The company has arrangements involving third-party noncontrolling interests. As a result, pre-tax results are affected by the portion of pre-tax earnings attributable to noncontrolling interests. Adjusted operating profit margin excluding noncontrolling interests information is presented to provide a framework for assessing how the company’s business performed excluding the effect of pre-tax earnings that is not attributable to McKesson. The supplemental adjusted operating profit margin excluding noncontrolling interests information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

McKesson also provides a free cash flow estimate on a forward-looking basis. Free cash flow is defined as net cash provided by operating activities less property acquisitions and capitalized software expenditures, as outlined in the company’s condensed consolidated statements of cash flows.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the performance of the company’s investment in Change Healthcare; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Conference Call Details

The company has scheduled a conference call for today, Thursday, May 24th, at 8:00 AM ET. The dial-in number for individuals wishing to participate on the call is 323-701-0225. Craig Mercer, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 3609926. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission.

About McKesson Corporation

McKesson Corporation, currently ranked 6th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kristin Hunter Chasen, 415-983-8974 (General and Business Media)

Kristin.Chasen@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31,			Year Ended March 31,
	2018	2017	Change	2018	2017	Change
Revenues	$51,628	$48,713	6%	$208,357	$198,533	5%
Cost of sales (1)	(48,553)	(45,917)	6	(197,173)	(187,262)	5

Gross profit	3,075	2,796	10	11,184	11,271	(1)
Operating expenses	(2,316)	(2,007)	15	(8,263)	(7,801)	6
Goodwill impairment charges (2)	(1,388)	—	—	(1,738)	(290)	499
Restructuring and asset impairment charges (3)	(315)	(10)	3,050	(567)	(18)	3,050
Gain from sale of business (4)	—	—	—	109	—	—
Gain on net asset exchange, net (5)	—	3,947	—	37	3,947	(99)

Total operating expenses	(4,019)	1,930	(308)	(10,422)	(4,162)	150

Operating income (loss)	(944)	4,726	(120)	762	7,109	(89)
Other income, net (6)	28	25	12	130	90	44
Income (Loss) from equity method investment in Change Healthcare	23	—	—	(248)	—	—
Loss on debt extinguishment (7)	(122)	—	—	(122)	—	—
Interest expense	(79)	(77)	3	(283)	(308)	(8)

Income (Loss) from continuing operations before income taxes	(1,094)	4,674	(123)	239	6,891	(97)
Income tax benefit (expense) (8)	7	(1,044)	(101)	53	(1,614)	(103)

Income (Loss) from continuing operations after tax	(1,087)	3,630	(130)	292	5,277	(94)
Income (Loss) from discontinued operations, net of tax (9)	2	(7)	(129)	5	(124)	(104)

Net income (loss)	(1,085)	3,623	(130)	297	5,153	(94)
Net income attributable to noncontrolling interests (10)	(61)	(35)	74	(230)	(83)	177

Net income (loss) attributable to McKesson Corporation	$(1,146)	$3,588	(132)%	$67	$5,070	(99)%

Earnings (loss) per common share attributable to McKesson Corporation (11)
Diluted (12)
Continuing operations	$(5.58)	$16.79	(133)%	$0.30	$23.28	(99)%
Discontinued operations	—	(0.03)	(100)	0.02	(0.55)	(104)

Total	$(5.58)	$16.76	(133)%	$0.32	$22.73	(99)%

Basic
Continuing operations	$(5.58)	$16.95	(133)%	$0.30	$23.50	(99)%
Discontinued operations	—	(0.03)	(100)	0.02	(0.55)	(104)

Total	$(5.58)	$16.92	(133)%	$0.32	$22.95	(99)%

Dividends declared per common share	$0.34	$0.28		$1.30	$1.12

Weighted average common shares (12)
Diluted	206	214	(4)%	209	223	(6)%
Basic	206	212	(3)	208	221	(6)

(1)	2018 and 2017 fourth quarters include pre-tax credits of $94 million and pre-tax charges of $144 million, and 2018 and 2017 include pre-tax credits of $99 million and $7 million related to our last-in-first-out (“LIFO”) method of accounting for inventories. 2017 also includes $144 million of net cash proceeds representing our share of antitrust legal settlements. These credits and charges are included within our Distribution Solutions segment.
(2)	2018 fourth quarter and 2018 include non-cash goodwill impairment charges (pre-tax and after-tax) of $933 million and $1,283 million for our McKesson Europe reporting unit and $455 million for our Rexall Health reporting unit. The 2018 goodwill impairment charges are recorded within our Distribution Solutions segment. 2017 includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within our Technology Solutions segment.
(3)	2018 fourth quarter and 2018 include non-cash pre-tax asset impairment charges of $290 million ($286 million after-tax) and $479 million ($443 million after-tax). 2018 fourth quarter and 2018 also include pre-tax restructuring charges of $21 million ($22 million after-tax) and $74 million ($67 million after-tax) primarily representing employee severance and lease exit costs. Both the asset impairment charges and the employee severance and lease exit costs are included within our Distribution Solutions segment.
(4)	2018 includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the 2018 third quarter sale of our Enterprise Information Solutions (“EIS”) business within our Technology Solutions segment.
(5)	2018 includes a pre-tax gain of $37 million ($22 million after-tax) related to the final net working capital settlement and other adjustments from the 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment. 2017 includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the Healthcare Technology Net Asset Exchange.
(6)	2018 includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(7)	2018 fourth quarter and 2018 include a pre-tax loss of $122 million ($78 million after-tax) on debt extinguishment related to our February 2018 tender offers to redeem a portion of our existing debt.
(8)	2018 fourth quarter and 2018 include net discrete tax benefits of $54 million and $424 million realized in connection with the December 2017 enactment of the 2017 Tax Cuts and Jobs Act (“2017 Tax Act”).
(9)	2017 includes an after-tax loss of $113 million recognized from the 2017 first quarter sale of our Brazilian pharmaceutical distribution business within our discontinued operations.
(10)	2018 fourth quarter and 2018 primarily include the third-party equity interests related to ClarusONE Sourcing Services LLP and Vantage Oncology Holdings, LLC within our Distribution Solutions segment’s noncontrolling interests.
(11)	Certain computations may reflect rounding adjustments.
(12)	2018 fourth quarter diluted net loss per share is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31, 2018								Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$3,075	$—	$2	$(94)	$—	$—	$—	$2,983	10%	1%

Operating expenses (1) (2)	$(4,019)	$134	$49	$—	$—	$387	$1,389	$(2,060)	(308)%	7%

Other income, net	$28	$—	$1	$—	$—	$—	$(1)	$28	12%	4%

Income from equity method investment in Change Healthcare (3)	$23	$74	$48	$—	$—	$—	$(73)	$72	—%	—%

Loss on debt extinguishment (4)	$(122)	$—	$—	$—	$—	$—	$122	$—	—%	—%

Income (Loss) from continuing operations before income taxes	$(1,094)	$208	$100	$(94)	$—	$387	$1,437	$944	(123)%	(3)%

Income tax benefit (expense) (5)	$7	$(64)	$(34)	$33	$—	$(33)	$(72)	$(163)	(101)%	(22)%

Income (Loss) from continuing operations, net of tax, attributable to McKesson Corporation	$(1,148)	$144	$66	$(61)	$—	$354	$1,365	$720	(132)%	(1)%

Diluted earnings (loss) per common share from continuing operations, net of tax, attributable to McKesson Corporation (6) (7)	$(5.58)	$0.70	$0.31	$(0.29)	$—	$1.72	$6.60	$3.49 (8)	(133)%	2%

Diluted weighted average common shares (7)	206	207	207	207	—	207	207	207	(4)%	(3)%

	Quarter Ended March 31, 2017
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit	$2,796	$—	$10	$144	$—	$—	$—	$2,950

Operating expenses (9)	$1,930	$112	$(3,964)	$—	$—	$10	$(15)	$(1,927)

Other income, net	$25	$—	$2	$—	$—	$—	$—	$27

Income from continuing operations before income taxes	$4,674	$112	$(3,952)	$144	$—	$10	$(15)	$973

Income tax expense	$(1,044)	$(35)	$924	$(56)	$—	$(3)	$6	$(208)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$3,595	$77	$(3,028)	$88	$—	$7	$(9)	$730

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (6)	$16.79	$0.37	$(14.15)	$0.41	$—	$0.03	$(0.04)	$3.41

Diluted weighted average common shares	214	214	214	214	—	214	214	214

(1)	2018, as reported under GAAP, includes non-cash goodwill impairment charges (pre-tax and after-tax) of $933 million for our McKesson Europe reporting unit and $455 million for our Rexall Health reporting unit. The 2018 goodwill impairment charges are recorded within our Distribution Solutions segment.
(2)	2018, as reported under GAAP, includes pre-tax asset impairment charges of $290 million ($286 million after-tax) and pre-tax restructuring charges of $21 million ($22 million after-tax) primarily representing employee severance and lease exit costs. These charges are included within our Distribution Solutions segment.
(3)	The amortization of equity investment intangibles and other acquired intangibles of $74 million is included in our proportionate share of the income (loss) from our equity method investment in Change Healthcare. 2018, as reported under GAAP, includes our proportionate share of benefits recognized by Change Healthcare related to the 2017 Tax Act of $76 million.
(4)	2018, as reported under GAAP, includes a pre-tax loss of $122 million ($78 million after-tax) on debt extinguishment related to our February 2018 tender offers to redeem a portion of our existing debt.
(5)	2018, as reported under GAAP, includes net discrete tax benefits of $54 million related to the 2017 Tax Act.
(6)	Certain computations may reflect rounding adjustments. Any cross-footing differences in per share amounts is due to a difference in weighted average shares outstanding in calculating GAAP net loss and non-GAAP net income.
(7)	2018 fourth quarter diluted net loss per share as reported under GAAP, is calculated using a weighted average of 206 million common shares and excludes dilutive securities from the denominator due to their antidilutive effects. Potentially dilutive securities were excluded from the 2018 GAAP per share computations due to our reported net loss for the fourth quarter of 2018. Diluted net earnings per share (Non-GAAP), and GAAP to Non-GAAP per share reconciling items, are calculated using a weighted average of 207 million common shares and includes dilutive securities.
(8)	Adjusted Earnings per share on a Constant Currency basis for the fourth quarter of 2018 was $3.45 per diluted share, which excludes the foreign currency exchange effect of $0.04 per diluted share.
(9)	2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the Healthcare Technology Net Asset Exchange within our Technology Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Year Ended March 31, 2018									Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)		As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$11,184	$—	$14	$(99)	$—	$(1)	$—	$11,098		(1)%	—%

Operating expenses (1) (2) (3) (4)	$(10,422)	$503	$68	$—	$—	$680	$1,571	$(7,600)		150%	5%

Other income, net (5)	$130	$1	$2	$—	$—	$—	$(43)	$90		44%	(11)%

Income (Loss) from equity method investment in Change Healthcare (6)	$(248)	$288	$293	$—	$—	$—	$(61)	$272		—%	—%

Loss on debt extinguishment (7)	$(122)	$—	$—	$—	$—	$—	$122	$—		—%	—%

Income from continuing operations before income taxes	$239	$792	$377	$(99)	$—	$679	$1,589	$3,577		(97)%	(3)%

Income tax benefit (expense) (8)	$53	$(247)	$(124)	$35	$—	$(89)	$(331)	$(703)		(103)%	(13)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$62	$545	$253	$(64)	$—	$590	$1,258	$2,644		(99)%	(5)%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (9)	$0.30	$2.60	$1.20	$(0.31)	$—	$2.82	$6.01	$12.62	(10)	(99)%	1%

Diluted weighted average common shares	209	209	209	209	—	209	209	209		(6)%	(6)%

	Year Ended March 31, 2017
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit (11)	$11,271	$3	$11	$(7)	$(144)	$(2)	$—	$11,132

Operating expenses (12) (13)	$(4,162)	$440	$(3,807)	$—	$—	$26	$269	$(7,234)

Other income, net	$90	$1	$10	$—	$—	$—	$—	$101

Income from continuing operations before income taxes	$6,891	$444	$(3,786)	$(7)	$(144)	$24	$269	$3,691

Income tax expense	$(1,614)	$(135)	$887	$3	$56	$(8)	$—	$(811)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$5,194	$309	$(2,899)	$(4)	$(88)	$16	$269	$2,797

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (9)	$23.28	$1.39	$(13.00)	$(0.01)	$(0.39)	$0.07	$1.20	$12.54

Diluted weighted average common shares	223	223	223	223	223	223	223	223

(1)	2018, as reported under GAAP, includes a pre-tax gain of $37 million ($22 million after-tax) recognized in the first quarter of 2018 related to the final net working capital settlement and other adjustments from the 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(2)	2018, as reported under GAAP, includes non-cash goodwill impairment charges (pre-tax and after-tax) of $1,283 million for our McKesson Europe reporting unit and $455 million for our Rexall Health reporting unit. The 2018 goodwill impairment charges are recorded within our Distribution Solutions segment.
(3)	2018, as reported under GAAP, includes non-cash pre-tax asset impairment charges of $479 million ($443 million after-tax) and pre-tax restructuring charges of $74 million ($67 million after-tax) primarily representing employee severance and lease exit costs. These charges are included within our Distribution Solutions segment.
(4)	2018, as reported under GAAP, includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the 2018 third quarter sale of our EIS business within our Technology Solutions segment.
(5)	2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(6)	The amortization of equity investment intangibles and other acquired intangibles of $288 million is included in our proportionate share of the income (loss) from our equity method investment in Change Healthcare. 2018, as reported under GAAP, includes our proportionate share of benefits recognized by Change Healthcare related to the 2017 Tax Act of $76 million.
(7)	2018, as reported under GAAP, includes a pre-tax loss of $122 million ($78 million after-tax) on debt extinguishment related to our February 2018 tender offers to redeem a portion of our existing debt.
(8)	2018, as reported under GAAP, includes net discrete tax benefits of $424 million related to the 2017 Tax Act.
(9)	Certain computations may reflect rounding adjustments.
(10)	Adjusted Earnings per share on a Constant Currency basis for 2018 was $12.56 per diluted share, which excludes the foreign currency exchange effect of $0.06 per diluted share.
(11)	2017, as reported under GAAP, includes $144 million of net cash proceeds primarily received in the first quarter of 2017 representing our share of antitrust legal settlements within our Distribution Solutions segment.
(12)	2017, as reported under GAAP, includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) recognized in the second quarter of 2017 for our EIS reporting unit within our Technology Solutions segment.
(13)	2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended March 31, 2018			Quarter Ended March 31, 2017			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$42,727	$—	$42,727	$40,561	$—	$40,561	$(122)	$42,605	$(122)	$42,605	5%		5%		5%		5%
International pharmaceutical distribution & services	7,176	—	7,176	6,053	—	6,053	(890)	6,286	(890)	6,286	19		19		4		4
Medical-Surgical distribution & services	1,725	—	1,725	1,587	—	1,587	—	1,725	—	1,725	9		9		9		9
Total Distribution Solutions	51,628	—	51,628	48,201	—	48,201	(1,012)	50,616	(1,012)	50,616	7		7		5		5
Technology Solutions - Products and Services	—	—	—	512	—	512	—	—	—	—	(100)		(100)		(100)		(100)
Revenues	$51,628	$—	$51,628	$48,713	$—	$48,713	$(1,012)	$50,616	$(1,012)	$50,616	6%		6%		4%		4%
GROSS PROFIT
Distribution Solutions	$3,075	$(92)	$2,983	$2,523	$155	$2,678	$(97)	$2,978	$(97)	$2,886	22%		11%		18%		8%
Technology Solutions	—	—	—	273	(1)	272	—	—	—	—	(100)		(100)		(100)		(100)
Gross profit	$3,075	$(92)	$2,983	$2,796	$154	$2,950	$(97)	$2,978	$(97)	$2,886	10%		1%		7%		(2)%
OPERATING EXPENSES
Distribution Solutions (1) (2)	$(3,789)	$1,938	$(1,851)	$(1,775)	$141	$(1,634)	$278	$(3,511)	$90	$(1,761)	113%		13%		98%		8%
Technology Solutions (3)	—	—	—	3,816	(3,991)	(175)	—	—	—	—	(100)		(100)		(100)		(100)
Corporate	(230)	21	(209)	(111)	(7)	(118)	(3)	(233)	(2)	(211)	107		77		110		79
Operating expenses	$(4,019)	$1,959	$(2,060)	$1,930	$(3,857)	$(1,927)	$275	$(3,744)	$88	$(1,972)	(308)%		7%		(294)%		2%
OTHER INCOME, NET
Distribution Solutions	$25	$—	$25	$21	$2	$23	$(3)	$22	$(4)	$21	19%		9%		5%		(9)%
Technology Solutions	—	—	—	—	—	—	—	—	—	—	—		—		—		—
Corporate	3	—	3	4	—	4	1	4	1	4	(25)		(25)		—		—
Other income, net	$28	$—	$28	$25	$2	$27	$(2)	$26	$(3)	$25	12%		4%		4%		(7)%
INCOME FROM EQUITY METHOD INVESTMENT IN CHANGE HEALTHCARE - Technology Solutions	$23	$49	$72	$—	$—	$—	$—	$23	$—	$72	—%		—%		—%		—%
OPERATING PROFIT (LOSS)
Distribution Solutions (1) (2)	$(689)	$1,846	$1,157	$769	$298	$1,067	$178	$(511)	$(11)	$1,146	(190)%		8%		(166)%		7%
Technology Solutions (3) (5)	23	49	72	4,089	(3,992)	97	—	23	—	72	(99)		(26)		(99)		(26)
Operating profit (loss)	(666)	1,895	1,229	4,858	(3,694)	1,164	178	(488)	(11)	1,218	(114)		6		(110)		5
Corporate	(227)	21	(206)	(107)	(7)	(114)	(2)	(229)	(1)	(207)	112		81		114		82
Income (Loss) from continuing operations before interest expense and income taxes	$(893)	$1,916	$1,023	$4,751	$(3,701)	$1,050	$176	$(717)	$(12)	$1,011	(119)%		(3)%		(115)%		(4)%
STATISTICS
Operating profit (loss) as a % of revenues
Distribution Solutions	(1.33)%		2.24%	1.60%		2.21%		(1.01)%		2.26%	(293	) bp	3	bp	(261	) bp	5	bp
Adjusted operating profit excluding noncontrolling interests as a % of revenues
Distribution Solutions (4)			2.15%			2.16%				2.17%			(1	) bp			1	bp

(1)	2018, as reported under GAAP, includes non-cash goodwill impairment charges (pre-tax and after-tax) of $933 million for our McKesson Europe reporting unit and $455 million for our Rexall Health reporting unit. The 2018 goodwill impairment charges are recorded within our Distribution Solutions segment.
(2)	2018, as reported under GAAP, includes pre-tax asset impairment charges of $290 million ($286 million after-tax) and pre-tax restructuring charges of $21 million ($22 million after-tax) primarily representing employee severance and lease exit costs. These charges are included within our Distribution Solutions segment.
(3)	2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(4)	Our Distribution Solutions segment’s noncontrolling interests primarily include the third-party equity interests related to ClarusONE Sourcing Services LLP and Vantage Oncology Holdings, LLC.
(5)	Operating profit for our Technology Solutions segment for 2018 includes only our proportionate share of income (loss) from our equity method investment in Change Healthcare. 2017 operating profit for this segment also included the majority of our McKesson Technology Solutions businesses (“Core MTS Business”), which were contributed to the Change Healthcare joint venture in the fourth quarter of 2017, and the EIS business which was sold in the third quarter of 2018.

For more information relating to the Adjusted Earnings (Non-GAAP), Constant Currency (Non-GAAP) and Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Year Ended March 31, 2018			Year Ended March 31, 2017			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$174,186	$—	$174,186	$164,832	$—	$164,832	$(252)	$173,934	$(252)	$173,934	6%		6%		6%		6%
International pharmaceutical distribution & services	27,320	—	27,320	24,847	—	24,847	(1,324)	25,996	(1,324)	25,996	10		10		5		5
Medical-Surgical distribution & services	6,611	—	6,611	6,244	—	6,244	—	6,611	—	6,611	6		6		6		6
Total Distribution Solutions	208,117	—	208,117	195,923	—	195,923	(1,576)	206,541	(1,576)	206,541	6		6		5		5
Technology Solutions - Products and Services	240	—	240	2,610	—	2,610	—	240	—	240	(91)		(91)		(91)		(91)
Revenues	$208,357	$—	$208,357	$198,533	$—	$198,533	$(1,576)	$206,781	$(1,576)	$206,781	5%		5%		4%		4%
GROSS PROFIT
Distribution Solutions (1)	$11,064	$(87)	$10,977	$9,856	$(140)	$9,716	$(136)	$10,928	$(136)	$10,841	12%		13%		11%		12%
Technology Solutions	120	1	121	1,415	1	1,416	—	120	—	121	(92)		(91)		(92)		(91)
Gross profit	$11,184	$(86)	$11,098	$11,271	$(139)	$11,132	$(136)	$11,048	$(136)	$10,962	(1)%		—%		(2)%		(2)%
OPERATING EXPENSES
Distribution Solutions (2) (3)	$(9,953)	$2,970	$(6,983)	$(6,559)	$554	$(6,005)	$336	$(9,617)	$118	$(6,865)	52%		16%		47%		14%
Technology Solutions (3) (4) (5)	104	(194)	(90)	2,799	(3,622)	(823)	—	104	—	(90)	(96)		(89)		(96)		(89)
Corporate	(573)	46	(527)	(402)	(4)	(406)	(1)	(574)	(1)	(528)	43		30		43		30
Operating expenses	$(10,422)	$2,822	$(7,600)	$(4,162)	$(3,072)	$(7,234)	$335	$(10,087)	$117	$(7,483)	150%		5%		142%		3%
OTHER INCOME, NET
Distribution Solutions (6)	$120	$(40)	$80	$64	$11	$75	$(3)	$117	$(4)	$76	88%		7%		83%		1%
Technology Solutions	1	—	1	1	—	1	—	1	—	1	—		—		—		—
Corporate	9	—	9	25	—	25	—	9	—	9	(64)		(64)		(64)		(64)
Other income, net	$130	$(40)	$90	$90	$11	$101	$(3)	$127	$(4)	$86	44%		(11)%		41%		(15)%
INCOME (LOSS) FROM EQUITY METHOD INVESTMENT IN CHANGE HEALTHCARE - Technology Solutions	$(248)	$520	$272	$—	$—	$—	$—	$(248)	$—	$272	—%		—%		—%		—%
OPERATING PROFIT (LOSS)
Distribution Solutions (1) (2) (3) (6)	$1,231	$2,843	$4,074	$3,361	$425	$3,786	$197	$1,428	$(22)	$4,052	(63)%		8%		(58)%		7%
Technology Solutions (3) (4) (5) (8)	(23)	327	304	4,215	(3,621)	594	—	(23)	—	304	(101)		(49)		(101)		(49)
Operating profit	1,208	3,170	4,378	7,576	(3,196)	4,380	197	1,405	(22)	4,356	(84)		—		(81)		(1)
Corporate	(564)	46	(518)	(377)	(4)	(381)	(1)	(565)	(1)	(519)	50		36		50		36
Income from continuing operations before interest expense and income taxes	$644	$3,216	$3,860	$7,199	$(3,200)	$3,999	$196	$840	$(23)	$3,837	(91)%		(3)%		(88)%		(4)%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	0.59%		1.96%	1.72%		1.93%		0.69%		1.96%	(113	) bp	3	bp	(103	) bp	3	bp
Adjusted operating profit excluding noncontrolling interests as a % of revenues
Distribution Solutions (7)			1.87%			1.91%				1.87%			(4	) bp			(4	) bp

(1)	2017, as reported under GAAP, includes $144 million of net cash proceeds primarily received in the first quarter of 2017 representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	2018, as reported under GAAP, includes non-cash pre-tax asset impairment charges of $479 million ($443 million after-tax) and pre-tax restructuring charges of $74 million ($67 million after-tax) primarily representing employee severance and lease exit costs. These charges are included within our Distribution Solutions segment.
(3)	2018, as reported under GAAP, includes non-cash goodwill impairment charges (pre-tax and after-tax) of $1,283 million for our McKesson Europe reporting unit and $455 million for our Rexall Health reporting unit. The 2018 goodwill impairment charges are recorded within our Distribution Solutions segment. 2017, as reported under GAAP, includes the 2017 second quarter non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within the Technology Solutions segment.
(4)	2018, as reported under GAAP, includes a pre-tax gain of $37 million ($22 million after-tax) recognized in the first quarter of 2018 related to the final net working capital settlement and other adjustments from the 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment. 2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(5)	2018, as reported under GAAP, includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the 2018 third quarter sale of our EIS reporting unit within the Technology Solutions segment.
(6)	2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(7)	Our Distribution Solutions segment’s noncontrolling interests primarily include the third-party equity interests related to ClarusONE Sourcing Services LLP and Vantage Oncology Holdings, LLC.
(8)	Operating profit for our Technology Solutions segment for 2018 includes only our EIS business, the gain on sale of our EIS business, as reported under GAAP, and our proportionate share of income (loss) from our equity method investment in Change Healthcare. 2017 operating profit for this segment also included the Core MTS Business, which was contributed to the Change Healthcare joint venture in the fourth quarter of 2017.

For more information relating to the Adjusted Earnings (Non-GAAP), Constant Currency (Non-GAAP) and Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended March 31, 2018				Quarter Ended March 31, 2017
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$51,628	$—	$—	$51,628	$48,201	$512	$—	$48,713

Income (Loss) from continuing operations before interest expense and income taxes (1) (2) (3) (4) (5)	$(689)	$23	$(227)	$(893)	$769	$4,089	$(107)	$4,751

Pre-Tax Adjustments:
Amortization of Acquisition-Related Intangibles (4)	$134	$74	$—	$208	$108	$4	$—	$112
Acquisition-Related Expenses and Adjustments	45	48	7	100	40	(3,994)	2	(3,952)
LIFO Inventory-Related Adjustments	(94)	—	—	(94)	144	—	—	144
Gains from Antitrust Legal Settlements	—	—	—	—	—	—	—	—
Restructuring Charges, Net	371	—	16	387	6	(2)	6	10
Other Adjustments, Net	1,390	(73)	(2)	1,315	—	—	(15)	(15)

Total pre-tax adjustments	$1,846	$49	$21	$1,916	$298	$(3,992)	$(7)	$(3,701)

Adjusted Earnings (Non-GAAP):
Revenues	$51,628	$—	$—	$51,628	$48,201	$512	$—	$48,713

Income from continuing operations before interest expense and income taxes (5)	$1,157	$72	$(206)	$1,023	$1,067	$97	$(114)	$1,050

(1)	2018, as reported under GAAP, includes non-cash goodwill impairment charges (pre-tax and after-tax) of $933 million for our McKesson Europe reporting unit and $455 million for our Rexall Health reporting unit. The 2018 goodwill impairment charges are recorded within our Distribution Solutions segment.
(2)	2018, as reported under GAAP, includes pre-tax asset impairment charges of $290 million ($286 million after-tax) and pre-tax restructuring charges of $21 million ($22 million after-tax) primarily representing employee severance and lease exit costs. These charges are included within our Distribution Solutions segment.
(3)	2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(4)	2018 for our Technology Solutions segment includes amortization of equity investment intangibles and other acquired intangibles of $74 million included in our proportionate share of income (loss) from our equity method investment in Change Healthcare.
(5)	The results of our Technology Solutions segment for 2018 include only our proportionate share of income (loss) from our equity method investment in Change Healthcare. 2017 operating profit for this segment also included the Core MTS Business, which was contributed to the Change Healthcare joint venture in the fourth quarter of 2017, and the EIS business which was sold in the third quarter of 2018.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Year Ended March 31, 2018				Year Ended March 31, 2017
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$208,117	$240	$—	$208,357	$195,923	$2,610	$—	$198,533

Income (loss) from continuing operations before interest expense and income taxes (1) (2) (3) (4) (5) (6) (7) (8)	$1,231	$(23)	$(564)	$644	$3,361	$4,215	$(377)	$7,199

Pre-Tax Adjustments:
Amortization of Acquisition-Related Intangibles (6)	$503	$289	$—	$792	$419	$25	$—	$444
Acquisition-Related Expenses and Adjustments	113	255	9	377	144	(3,936)	6	(3,786)
LIFO Inventory-Related Adjustments	(99)	—	—	(99)	(7)	—	—	(7)
Gains from Antitrust Legal Settlements	—	—	—	—	(144)	—	—	(144)
Restructuring Charges, Net	632	(1)	48	679	19	—	5	24
Other Adjustments, Net	1,694	(216)	(11)	1,467	(6)	290	(15)	269

Total pre-tax adjustments	$2,843	$327	$46	$3,216	$425	$(3,621)	$(4)	$(3,200)

Adjusted Earnings (Non-GAAP):
Revenues	$208,117	$240	$—	$208,357	$195,923	$2,610	$—	$198,533

Income from continuing operations before interest expense and income taxes (8)	$4,074	$304	$(518)	$3,860	$3,786	$594	$(381)	$3,999

(1)	2018, as reported under GAAP, includes a pre-tax gain of $37 million ($22 million after-tax) recognized in the first quarter of 2018 related to the final net working capital settlement and other adjustments from the 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment. 2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(2)	2018, as reported under GAAP, includes non-cash goodwill impairment charges (pre-tax and after-tax) of $1,283 million for our McKesson Europe reporting unit and $455 million for our Rexall Health reporting unit. The 2018 goodwill impairment charges are recorded within our Distribution Solutions segment. 2017, as reported under GAAP, includes the 2017 second quarter non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within the Technology Solutions segment.
(3)	2018, as reported under GAAP, includes non-cash pre-tax asset impairment charges of $479 million ($443 million after-tax) and pre-tax restructuring charges of $74 million ($67 million after-tax) primarily representing employee severance and lease exit costs. These charges are included within our Distribution Solutions segment.
(4)	2018, as reported under GAAP, includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the 2018 third quarter sale of our EIS reporting unit within the Technology Solutions segment.
(5)	2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(6)	2018 for our Technology Solutions segment includes amortization of equity investment intangibles and other acquired intangibles of $288 million included in our proportionate share of income (loss) from our equity method investment in Change Healthcare.
(7)	2017, as reported under GAAP, includes $144 million of net cash proceeds primarily received in the first quarter of 2017 representing our share of antitrust legal settlements within our Distribution Solutions segment.
(8)	The results of our Technology Solutions segment for 2018 include only our EIS business, the gain on sale of our EIS business, as reported under GAAP, and our proportionate share of income (loss) from our equity method investment in Change Healthcare. 2017 operating profit for this segment also included the Core MTS Business, which was contributed to the Change Healthcare joint venture in the fourth quarter of 2017.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	March 31, 2018	March 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$2,672	$2,783
Receivables, net	17,711	18,215
Inventories, net	16,310	15,278
Prepaid expenses and other	443	672

Total Current Assets	37,136	36,948
Property, Plant and Equipment, Net	2,464	2,292
Goodwill	10,924	10,586
Intangible Assets, Net	4,102	3,665
Equity Method Investment in Change Healthcare	3,728	4,063
Other Noncurrent Assets	2,027	3,415

Total Assets	$60,381	$60,969

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$32,177	$31,022
Short-term borrowings	—	183
Deferred revenue	63	346
Current portion of long-term debt	1,129	1,057
Other accrued liabilities	3,316	3,004

Total Current Liabilities	36,685	35,612
Long-Term Debt	6,751	7,305
Long-Term Deferred Tax Liabilities	2,804	3,678
Other Noncurrent Liabilities	2,625	1,774

Redeemable Noncontrolling Interests	1,459	1,327

McKesson Corporation Stockholders’ Equity	9,804	11,095
Noncontrolling Interests	253	178

Total Equity	10,057	11,273

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$60,381	$60,969

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Year Ended March 31,
	2018	2017
OPERATING ACTIVITIES
Net income	$297	$5,153
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	951	910
Gain on net asset exchange, net	(37)	(3,947)
Goodwill and other asset impairment charges	2,217	290
Deferred taxes	(868)	882
Share-based compensation expense	69	115
LIFO credits	(99)	(7)
Loss from equity method investment in Change Healthcare	248	—
Loss (gain) from sale of businesses and equity investments	(169)	94
Other non-cash items	(2)	88
Changes in operating assets and liabilities, net of acquisitions:
Receivables	1,175	(762)
Inventories	(458)	320
Drafts and accounts payable	271	2,070
Deferred revenue	(143)	(87)
Taxes	671	146
Settlement payment	—	(150)
Other	222	(371)

Net cash provided by operating activities	4,345	4,744

INVESTING ACTIVITIES
Property acquisitions	(405)	(404)
Capitalized software expenditures	(175)	(158)
Acquisitions, net of cash and cash equivalents acquired	(2,893)	(4,237)
Proceeds from sale of businesses and other assets, net	374	206
Payments received on Healthcare Technology Net Asset Exchange, net	126	1,228
Restricted cash for acquisitions	1,469	(506)
Other	(18)	75

Net cash used in investing activities	(1,522)	(3,796)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	20,542	8,294
Repayments of short-term borrowings	(20,725)	(8,124)
Proceeds from issuances of long-term debt	1,522	1,824
Repayments of long-term debt	(2,287)	(1,601)
Payments for debt extinguishments	(112)	—
Common stock transactions:
Issuances	132	120
Share repurchases, including shares surrendered for tax withholding	(1,709)	(2,311)
Dividends paid	(262)	(253)
Other	(185)	(18)

Net cash used in financing activities	(3,084)	(2,069)

Effect of exchange rate changes on cash and cash equivalents	150	(144)

Net decrease in cash and cash equivalents	(111)	(1,265)
Cash and cash equivalents at beginning of period	2,783	4,048

Cash and cash equivalents at end of period	$2,672	$2,783

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, acquisition-related expenses and adjustments, Last-In-First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles—Amortization expenses of intangible assets directly related to business combinations and/or the formation of joint ventures and equity method investments.

Acquisition-related expenses and adjustments—Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures and the Healthcare Technology Net Asset Exchange. Examples include transaction closing costs, professional service fees, legal fees, restructuring or severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts entered into directly due to acquisitions, gains or losses on business combinations, and gain on the Healthcare Technology Net Asset Exchange.

LIFO inventory-related adjustments—LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements—Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring charges—Non-acquisition related restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, and/or Company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which includes normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded. These restructuring charges are reflected under various captions within our operating expenses.

Other adjustments—The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: gains or losses from divestitures of businesses that do not qualify as discontinued operations and from dispositions of assets; asset impairments; adjustments to claim and litigation reserves for estimated probable losses; certain discrete benefits related to the December 2017 enactment of the 2017 Tax Cuts and Jobs Act; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, our equity method investments’ financial results are adjusted for the above noted items.

2 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•	Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP): The Company has arrangements involving third-party noncontrolling interests. As a result, our pre-tax results are affected by the portion of pre-tax earnings attributable to noncontrolling interests. To provide additional useful information to investors, we present adjusted operating profit margin excluding noncontrolling interests for our Distribution Solutions segment. We believe such information provides a framework for assessing how our business performed excluding the effect of pre-tax earnings that is not attributable to McKesson. We calculate adjusted operating profit excluding noncontrolling interests by removing pre-tax earnings attributable to noncontrolling interests from adjusted operating profit (Non-GAAP). Adjusted operating profit margin excluding noncontrolling interests is calculated by dividing the adjusted operating profit excluding noncontrolling interests with the applicable segment’s revenues. This information is supplemental to the Company’s GAAP financial results and is provided in Schedule 3 of this document.

The Company internally uses Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We present adjusted operating profit margin excluding noncontrolling interests to provide a framework for assessing how our business performed excluding the effect of net income that is not attributable to McKesson. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.